Exhibit 99.1

September 26, 2012

Eagle Materials Inc. Announces Public Offering of Common Stock

DALLAS – (BUSINESS WIRE) – Eagle Materials Inc. (NYSE: EXP) (the Company) today announced the commencement of an underwritten public offering of 3,000,000 shares of its common stock. The Company will grant to the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock to cover overallotments, if any. The Company intends to use the net proceeds from this offering, together with borrowings under its bank credit facility, to fund its previously announced and pending acquisition of certain assets from Lafarge North America Inc. and certain of its subsidiaries. The Company expects to close such acquisition in November or December 2012, subject to customary closing conditions.

BofA Merrill Lynch and Goldman, Sachs & Co. will act as Joint Book-Running Managers for the offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering:

•	BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, 7th Floor, New York, NY 10038. By email dg.prospectus_requests@baml.com

•	Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282 By email prospectus-ny@ny.email.gs.com or by telephone (866) 471-2526

The shares of common stock will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The Company is headquartered in Dallas, Texas.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Eagle Materials Inc.

Steven R. Rowley, 214-432-2000

President and CEO

or

D. Craig Kesler, 214-432-2000

Executive Vice President and CFO

or

Robert S. Stewart, 214-432-2000

Executive Vice President

Source: Eagle Materials Inc.